UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): June 16, 2015

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21617 (Commission File Number)	23-2577138 (I.R.S. Employer Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Effective June 18, 2015, ProPhase Labs, Inc. (the “Company”) changed its state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion, dated June 16, 2015 (the “Plan of Conversion”). The Company filed the following instruments on June 18, 2015 to effect the Reincorporation, each of which became effective at 5:00 pm eastern standard time (the “Effective Time”): (i) articles of conversion (the “Nevada Articles of Conversion”) with the Secretary of State of the State of Nevada, (ii) a certificate of conversion (the “Delaware Certificate of Conversion”) and (iii) a certificate of incorporation (the “Delaware Certificate of Incorporation”) with the Secretary of State of the State of Delaware. Pursuant to the Plan of Conversion, the Company also adopted new bylaws, which became effective at the Effective Time (the “Delaware Bylaws”).

The Reincorporation was previously submitted to a vote of, and approved by, the Company’s stockholders at its 2015 Annual Meeting of Stockholders held on June 16, 2015, as set forth in Item 5.07 below. Upon the effectiveness of the Reincorporation:

•	the affairs of the Company ceased to be governed by Nevada corporation laws and became subject to Delaware corporation laws;

•	the resulting Delaware corporation (“ProPhase-DE”) is the same entity as the Company previously incorporated in Nevada (“ProPhase-NV”) and continues with all of the rights, privileges and powers of ProPhase-NV, possesses all of the properties of ProPhase-NV, continues with all of the debts, liabilities and obligations of ProPhase-NV and continues with the same officers and directors of ProPhase-NV immediately prior to the Reincorporation; and

•	each outstanding share of ProPhase-NV common stock continues to be an outstanding share of common stock of ProPhase-DE, and each outstanding option or right to acquire shares of ProPhase-NV common stock continues to be an option or right to acquire shares of common stock of ProPhase-DE.

Certain rights of the Company’s stockholders changed as a result of the Reincorporation, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 11, 2015, under the section entitled “Proposal 3 - Approval Of Reincorporation From Nevada To Delaware”, which description is incorporated in its entirety herein by reference.

The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Conversion, the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws, copies of which are filed as Exhibits 2.1, 3.1, 3.2, 3.3 and 3.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2015, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The following is a listing of the votes cast for or withheld, and the number of broker non-votes, with respect to each nominee for director and a listing of the votes cast for and against, as well as abstentions and broker-non votes, with respect to each other matter voted upon at the Annual Meeting, as applicable. At the Annual Meeting, the Company’s stockholders (i) elected each nominee as a director, (ii) ratified the appointment of EisnerAmper LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; (iii) authorized the Reincorporation, as described in Item 3.03 above, and (iv) approved a proposal to adjourn the Annual Meeting to solicit additional proxies if necessary.

1.	Directors Information:

	Number of Shares
Director	For	Withheld	Broker Non-Votes
1. Ted Karkus	8,118,839	3,011,400	3,964,658
2. Jason Barr	8,544,727	2,585,512	3,964,658
3. Mark Leventhal	8,109,246	3,020,993	3,964,658
4. Mark Burnett	8,109,246	3,020,993	3,964,658
5. Louis Gleckel, MD	8,117,396	3,012,843	3,964,658
6. James McCubbin	8,111,889	3,018,350	3,964,658

2.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	14,696,117
Against	341,672
Abstentions	57,108
Broker Non-Votes	0

3.	To approve a proposal to change the Company’s state of incorporation from Nevada to Delaware:

For	8,084,090
Against	3,023,767
Abstentions	22,382
Broker Non-Votes	3,964,658

4.	To approve a proposal to adjourn the Annual Meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals:

For	11,733,396
Against	3,296,382
Abstentions	65,118
Broker Non-Votes	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
2.1	Plan of Conversion, dated June 16, 2015.
3.1	Articles of Conversion, as filed with the Secretary of State of the State of Nevada on June 18, 2015.
3.2	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on June 18, 2015.
3.3	Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 18, 2015.
3.4	Bylaws, effective June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPHASE LABS, INC.

Dated: June 19, 2015	By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr.
Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
2.1	Plan of Conversion, dated June 16, 2015.
3.1	Articles of Conversion, as filed with the Secretary of State of the State of Nevada on June 18, 2015.
3.2	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on June 18, 2015.
3.3	Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 18, 2015.
3.4	Bylaws, effective June 18, 2015.